EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CIT PREPAYS ADDITIONAL $1.5 BILLION OF FIRST LIEN DEBT

     NEW YORK – April 30, 2010 – CIT Group Inc. (NYSE: CIT), a leading provider of financing to small businesses and middle market companies, today prepaid an additional $1.5 billion of its first lien credit facility. The Company has now repaid 30% of its first lien debt and $5.25 billion remains outstanding.

     The Company prepaid this high cost debt with available holding company cash. The voluntary prepayment was made on a pro rata basis across outstanding tranches and was subject to the applicable 2% payment premium.

About CIT

Founded in 1908 and headquartered in New York City, CIT (NYSE: CIT) is a bank holding company with approximately $45 billion in finance and leasing assets that provides financial products and advisory services to small and middle market businesses. Operating in more than 50 countries across 30 industries, CIT provides an unparalleled combination of relationship, intellectual, and financial capital to its customers worldwide. CIT maintains leadership positions in small business and middle market lending, factoring, retail finance, aerospace, equipment and rail leasing, and vendor finance. www.cit.com

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CIT MEDIA RELATIONS:
 C. Curtis Ritter
Vice President
Director of External Communications & Media Relations
(212) 461-7711
Curt.Ritter@cit.com

INVESTOR RELATIONS
Ken Brause
Executive Vice President
(212) 771-9650
ken.brause@cit.com